Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to the registration statement on Form S-1 (333-214748) of Nuo Therapeutics, Inc. of our report dated October 21, 2016, on our audit of the consolidated financial statements of Nuo Therapeutics, Inc. as of December 31, 2015 and for the year then ended. We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Tysons, Virginia

December 23, 2016